Exhibit (a)(1)(c)

[Translation buttons appear in online version to link to translated page in pdf. Translated pages in the appropriate language were included in hard-copy packets.]

Agilent Technologies, Inc. Stock Option Exchange Program

To view the information below in another language please click on one of the following buttons:

Chinese (Simplified) Italian	Chinese (Traditional) Japanese	Danish Korean	Dutch Malay	French Portuguese	German Spanish

Election Agreement

For the countries of Argentina, Austria, Belgium, Brazil, France, Germany, Italy, Japan, The Netherlands, Philippines, Russia, Spain, Switzerland or Venezuela [and were used in hard-copy packets sent to employees on leave of absence or without Agilent e-mail.]

Hello, [your name]. To make your elections, select Exchange or Do Not Exchange for your grants and click the I Agree button below. Please note that the table below reflects the following exchange ratios:

Exchange Ratio

Exercise Price Range	(Cancelled to New)

$25.01 to $39.99	1.5 to 1
$40.00 to $69.99	2.0 to 1
$70.00 to $89.99	2.5 to 1
$90.00 and above	4.0 to 1

The table may indicate that you must exchange one or more of your grants that you received in the last six (6) months only if you elect to exchange any other eligible grant. These options will be replaced at a 1-to-1 exchange ratio.

Make ONE Election
					New Grant if	for each eligible
Option Grants	Grant Date	Exercise Price	Options Granted	Options Outstanding	Exchanged	grant

☐ Exchange
[Sample]						☐ Do not Exchange

Ineligible

Required if any other eligible grant is exchanged

In order for your election to be valid, Mellon must receive your signed Election Agreement by 5 P.M. Pacific Time on June 18, 2003. Please read the Terms and Conditions on the web site below and follow the instructions to finalize and print your Election Agreement.

AGILENT TECHNOLOGIES, INC. STOCK OPTION EXCHANGE PROGRAM

TERMS AND CONDITIONS:

Tender and Receipt of Election Agreement: Agilent’s receipt of your properly completed and signed Election Agreement is not by itself an acceptance of your options for exchange. For purposes of the offer to exchange, Agilent will be deemed to have accepted options for exchange that are validly tendered and not properly withdrawn when Agilent gives notice to the option holders generally of Agilent’s acceptance for exchange of such options, which notice may be made by e-mail or other method of communication.

Agilent will not accept any alternative, conditional or contingent elections. By signing this Election Agreement, you waive any right to receive any notice of the receipt of the tender of your options, except as provided for in the Offer to Exchange. Any confirmation of receipt will merely be a notification that we have received your Election Agreement and does not mean that your options have been cancelled.

Changing your Election: To add, withdraw or change the options that you wish to exchange, you must submit a new Election Agreement to Mellon before the expiration date by following the procedures described in the Offer Documents. Your new Election Agreement must include the required information regarding all of the options you want to exchange, and you must submit a new signed Election Agreement facsimile.

If you log back into the Election Agreement, change your election and submit your election, your previous election will be voided and you must follow all of the instructions to complete your new Election Agreement. This is true even if the end result is the same choice as your previous election. Your new Election Agreement will not be complete until you follow the procedures to sign and return this Election Agreement by fax or mail.

If you make a new election choice and do not properly complete the Election Agreement process your previous Election Agreement and your new Election Agreement will both be voided and you will be deemed to have chosen not to participate.

Agilent Control of Program: Agilent will determine, in its discretion, all questions as to validity, form, eligibility, including time of receipt, and acceptance of any options. Agilent’s determination of these matters will be final and binding on all parties. Agilent reserves the right to reject any Election Agreement or any options elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we will accept all properly tendered options that are not validly withdrawn.

Agilent also reserves the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular option holder, provided that if it grants any such waiver, it will be granted with respect to all option holders and tendered options. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by Agilent. Neither Agilent nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer, and Agilent will strictly enforce the election deadline, subject only to an extension that it may grant in its sole discretion.

Agreed Terms and Conditions:

1.	I agree and confirm that my election choices are those indicated in the table on the Election Agreement.

2.	By participating in the Agilent stock option exchange program, I agree to all of the terms of the offer set forth in the Offer Documents and I acknowledge and accept the risks set forth in the Offer Documents.

3.	I agree that: (i) participation in the stock option exchange is voluntary; (ii) if I terminate employment for any reason prior to the new grant date, I will not receive a new stock option nor will I receive any compensation in lieu of my cancelled options; and (iii) if the stock price goes up, my new option may have an exercise price that is higher than the exercise price of my cancelled options.

4.	By participating in the Agilent stock option exchange program, I agree to give up all rights I may have with respect to the options that I elect to exchange and I acknowledge that the cancelled options will not be reinstated for any reason.

5.	I agree that decisions with respect to future grants under any Agilent employee stock plan, if any, will be at the sole discretion of Agilent.

6.	I agree that: (i) the exchange program is discretionary in nature and may be suspended or terminated by Agilent at any time prior to the cancellation of the existing options; (ii) Agilent may, at its discretion, refuse to accept my election to participate; and (iii) the exchange program is a one-time offer which does not create any contractual or other right to receive future offers, or benefits in lieu of offers.

7.	I agree that: (i) the future value of the Agilent common stock is unknown and cannot be predicted with certainty; and (ii) no claim or entitlement to compensation or damages arises if the option price for the new options is greater than for my exchanged options and I irrevocably release Agilent and its subsidiaries from any such claim that may arise.

8.	I agree that: (i) the value of any options cancelled, promised or granted pursuant to the stock option exchange program is an extraordinary item of income which is outside the scope of the employment contract; (ii) the value of any options cancelled, promised or granted pursuant to the stock option exchange program is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

9.	Neither my participation in the Agilent stock option exchange program nor this Election Agreement shall be construed so as to grant me any right to remain in the employ of Agilent or any of its subsidiaries and shall not interfere with the ability of my current employer to terminate my employment relationship at any time with or without cause (subject to the terms of my employment contract, if any).

10.	For the exclusive purpose of implementing, administering and managing my participation in the stock option exchange program, I hereby explicitly and unambiguously consent to the collection, receipt, use, retention and transfer, in electronic or other form, of my personal data as described in this document by and among, as applicable, my employer and Agilent and its subsidiaries. I understand that Agilent Technologies, Inc. and my employer hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Agilent, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in my favor, for the purpose of implementing, administering and managing the stock option exchange program (“Data”). I understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the stock option exchange program, that these recipients may be located in my country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than my country. I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local legal department representative. I authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing my participation in the offer to exchange, including any requisite transfer of such Data as may be required to a broker or other third party with whom I may elect to deposit any shares of stock acquired upon exercise of the new option (if granted). I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the stock option exchange program. I understand that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local legal department representative. I understand, however, that refusing or withdrawing my consent may affect my ability to participate in the offer to exchange. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local legal department representative.

11.	Regardless of any action that Agilent or a subsidiary of Agilent takes with respect to any or all income tax, social insurance, payroll tax or other tax-related withholding related to the exchange, including the cancellation/exchange of eligible options, the grant of new options, the exercise of new options and the sale of shares (“Applicable Withholdings”), I acknowledge that the ultimate liability for all Applicable Withholdings is and remains my sole responsibility. In that regard, I authorize Agilent and/or its subsidiaries to withhold all Applicable Withholdings legally payable by me from my wages or other cash payment paid to me by Agilent and/or its subsidiaries or from proceeds of the sale of shares. Alternatively, or in addition, if permissible under local law, Agilent may, in its discretion: (1) sell or arrange for the sale of shares of Agilent common stock that I acquire to meet the Applicable Withholding obligation; and/or (2) withhold in shares of Agilent common stock, provided that Agilent withholds only the amount of shares of Agilent common stock necessary to satisfy the minimum withholding amount. Finally, I agree to pay to Agilent or its subsidiary any amount of Applicable Withholdings that Agilent or its subsidiary may be required to withhold as a result of my participation in the stock option exchange program if Agilent does not satisfy the Applicable Withholding through other means.

12.	The Offer Documents are incorporated herein by reference. The Offer Documents and this Election Agreement constitute the entire agreement between me and Agilent with respect to the subject matter hereof and supersede in their entirety all prior agreements (including stock option agreements relating to exchanged stock options) with respect to the subject matter hereof. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Delaware.

13.	I agree that participation in the Agilent stock option exchange program is governed by the terms and conditions set forth in the Offer Documents and this Election Agreement. I have received the Offer Documents. I agree to accept as binding, conclusive and final all decisions or interpretations of Agilent upon any questions relating to the stock option exchange and this Election Agreement.

14.	I acknowledge that I may be executing part or all of this Election Agreement in English and I agree to be bound accordingly.

I Agree

If you need help, please contact the Mellon call center:
1-888-778-1312 (From within the US)
201-329-8467 (From outside the US, no charge to caller)

[Mellon Logo] Mellon Investor Services

Agilent Technologies, Inc. Stock Option Exchange Program

To view the information below in another language please click on one of the following buttons:

Chinese (Simplified) Italian	Chinese (Traditional) Japanese	Danish Korean	Dutch Malay	French Portuguese	German Spanish

Election Agreement

For the countries of Argentina, Austria, Belgium, Brazil, France, Germany, Italy, Japan, The
Netherlands, Philippines, Russia, Spain, Switzerland or Venezuela.

You have made the elections below. If this is correct, click the Submit button below, if it is not, click the Change Election button below to modify your elections.

Make ONE Election
			Options	Options	New Grant if	for each eligible
Option Grants	Grant Date	Exercise Price	Granted	Outstanding	Exchanged	grant

			[Sample]			Exchange

Do not Exchange

Ineligible

Required

Change Election

Submit

If you need help, please contact the Mellon call center:
1-888-778-1312 (From within the US)
201-329-8467 (From outside the US, no charge to caller)

[Mellon Logo] Mellon Investor Services

Agilent Technologies, Inc. Stock Option Exchange Program

To view the information below in another language please click on one of the following buttons:

Chinese (Simplified)	Chinese (Traditional)	Danish	Dutch	French	German
Italian	Japanese	Korean	Malay	Portuguese	Spanish

Election Agreement

For the countries of Argentina, Austria, Belgium, Brazil, France, Germany, Italy, Japan, The
Netherlands, Philippines, Russia, Spain, Switzerland or Venezuela

You have made the elections below.

In order for your election to be valid, Mellon must receive your signed Election Agreement by 5:00 p.m. Pacific Time on June 18, 2003. Please click the “Signature Page” button below to complete your election. If you do not have access to a fax machine, you may use the mailing address provided on the fax document. However, please allow ample time for any mailed documents to arrive.

Make ONE Election
					New Grant if	for each eligible
Option Grants	Grant Date	Exercise Price	Options Granted	Options Outstanding	Exchanged	grant

Exchange

[Sample]						Do not Exchange

Ineligible

Required

You may log back onto this web site at any time until the expiration of this offer at 5 p.m. Pacific Time on June 18, 2003 to check to see if your signature page has been received. Please allow at least 48 hours for faxed signatures to be recorded or ample time for signatures sent by mail. You may also log back on to review or change your election.

Signature Page

If you need help, please contact the Mellon call center:
1-888-778-1312 (From within the US)
201-329-8467 (From outside the US, no charge to caller)

[Mellon Logo]
Mellon Investor Services

Agilent Technologies, Inc. Stock Option Exchange Program

Please indicate below your preferred language:

Chinese (Simplified)	Chinese(Traditional)	Danish	Dutch	French	German
Italian	Japanese	Korean	Malay	Portuguese	Spanish

or

Signature Page in English

If you need help, please contact the Mellon call center:
1-888-778-1312 (From within the US)
201-329-8467 (From outside the US, no charge to caller)

[Mellon Logo]
Mellon Investor Services

Agilent Technologies, Inc. Stock Option Exchange Program

Election Agreement

[Employee Name]	Employee ID: [	]
[Address]

Make ONE Election
					New Grant if	for each eligible
Option Grants	Grant Date	Exercise Price	Options Granted	Options Outstanding	Exchanged	grant

Exchange

[Sample]						Do not Exchange

Ineligible

Required

I agree that participation in the Agilent stock option exchange program is governed by the terms and conditions set forth in the Offer Documents. The Offer Documents consist of the Offer to Exchange dated May 20, 2003, the Election Agreement and the web site pages, as they may be amended. I have received the Offer Documents. I agree to accept as binding, conclusive and final all decisions or interpretations of Agilent upon any questions relating to the stock option exchange and this Election Agreement. I agree to be bound by the Terms and Conditions set forth in this Election Agreement.

Date:

OFFEREE SIGNATURE
[Employee Name]

Date:

AGILENT TECHNOLOGIES, INC.

Please sign and date this page of the Election Agreement and fax it to the number below.
Keep a copy for your records.

By Facsimile:	By Mail:	By Overnight Courier:

	Mellon Investor Services LLC	Mellon Investor Services LLC
(201) 329-8456	Attn: Reorganization Dept	Attn: Reorganization Dept.
	P. O. Box 3308	85 Challenger Road
	South Hackensack, NJ 07606	Mail Stop — Reorg.
	USA	Ridgefield Park, NJ 07660
USA

Continue

[Mellon Logo]
Mellon Investor Services

Agilent Technologies, Inc. Stock Option Exchange Program

To view the information below in another language please click on one of the following buttons:

Chinese (Simplified) Italian	Chinese (Traditional) Japanese	Danish Korean	Dutch Malay	French Portuguese	German Spanish

Election Agreement

For the countries of Australia, Canada, China, Denmark, Finland, Hong Kong, India, Ireland, Israel, Korea, Malaysia, Mexico, New Zealand, Norway, Puerto Rico, Singapore, Sweden, Taiwan, Thailand, United Kingdom, or United States

Hello, [your name]. To make your elections, select Exchange or Do Not Exchange for your grants and click the I Agree button below. Please note that the below table reflects the following exchange ratios:

Exchange Ratio

Exercise Price Range	(Cancelled to New)

$25.01 to $39.99	1.5 to 1
$40.00 to $69.99	2.0 to 1
$70.00 to $89.99	2.5 to 1
$90.00 and above	4.0 to 1

The table below may indicate that you must exchange one or more of your grants that you received in the last six (6) months if you elect to exchange any other eligible grant. These options will be replaced at a 1-to-1 exchange ratio.

Make ONE Election
					New Grant if	for each eligible
Option Grants	Grant Date	Exercise Price	Options Granted	Options Outstanding	Exchanged	grant

☐ Exchange
[Sample]						☐ Do not Exchange

Ineligible

Required if any other eligible grant is exchanged

AGILENT TECHNOLOGIES, INC. STOCK OPTION EXCHANGE PROGRAM

TERMS AND CONDITIONS:

Tender and Receipt of Election Agreement: Agilent’s receipt of your properly completed online Election Agreement is not by itself an acceptance of your options for exchange. For purposes of the offer to exchange, Agilent will be deemed to have accepted options for exchange that are validly tendered and not properly withdrawn when Agilent gives notice to the option holders generally of Agilent’s acceptance for exchange of such options, which notice may be made by e-mail or other method of communication.

Agilent will not accept any alternative, conditional or contingent elections. Although a screen on this web site will confirm receipt of this Election Agreement, by submitting this Election Agreement, you waive any right to receive any notice of the receipt of the tender of your options, except as provided for in the Offer to Exchange. Any confirmation of receipt will merely be a notification that we have received your Election Agreement and does not mean that your options have been cancelled.

Changing your Election: To add, withdraw or change the options that you wish to exchange, you must submit a new Election Agreement to Mellon before the expiration date by following the procedures described in the Offer Documents. The Offer Documents consist of the Offer to Exchange dated May 20, 2003, the Election Agreement and the web site pages, as they may be amended. Your new Election Agreement must include the required information regarding all of the options you want to exchange.

If you log back into the Election Agreement, click any boxes to change your election and submit your election, your previous election will be voided and you must follow all of the instructions to complete your Election Agreement. This is true even if the end result is the same choice as your previous election.

If you make a new election choice and do not properly complete the Election Agreement process your previous Election Agreement and your new Election Agreement will both be voided and you will be deemed to have chosen not to participate.

Agilent Control of Program: Agilent will determine, in its discretion, all questions as to validity, form, eligibility, including time of receipt, and acceptance of any options. Agilent’s determination of these matters will be final and binding on all parties. Agilent reserves the right to reject any Election Agreement or any options elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we will accept all properly tendered options that are not validly withdrawn.

Agilent also reserves the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular option holder, provided that if it grants any such waiver, it will be granted with respect to all option holders and tendered options. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by Agilent. Neither Agilent nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer, and Agilent will strictly enforce the election deadline, subject only to an extension that it may grant in its sole discretion.

Agreed Terms and Conditions:

1.	I agree and confirm that my election choices are those indicated in the table on the Election Agreement.

2.	By participating in the Agilent stock option exchange program, I agree to all of the terms of the offer set forth in the Offer Documents and I acknowledge and accept the risks set forth in the Offer Documents.

3.	I agree that: (i) participation in the stock option exchange is voluntary; (ii) if I terminate employment for any reason prior to the new grant date, I will not receive a new stock option nor will I receive any compensation in lieu of my cancelled options; and (iii) if the stock price goes up, my new option may have an exercise price that is higher than the exercise price of my cancelled options.

4.	By participating in the Agilent stock option exchange program, I agree to give up all rights I may have with respect to the options that I elect to exchange and I acknowledge that the cancelled options will not be reinstated for any reason.

5.	I agree that decisions with respect to future grants under any Agilent employee stock plan, if any, will be at the sole discretion of Agilent.

6.	I agree that: (i) the exchange program is discretionary in nature and may be suspended or terminated by Agilent at any time prior to the cancellation of the existing options; (ii) Agilent may, at its discretion, refuse to accept my election to participate; and (iii) the exchange program is a one-time offer which does not create any contractual or other right to receive future offers, or benefits in lieu of offers.

7.	I agree that: (i) the future value of the Agilent common stock is unknown and cannot be predicted with certainty; and (ii) no claim or entitlement to compensation or damages arises if the option price for the new options is greater than for my exchanged options and I irrevocably release Agilent and its subsidiaries from any such claim that may arise.

8.	I agree that: (i) the value of any options cancelled, promised or granted pursuant to the stock option exchange program is an extraordinary item of income which is outside the scope of the employment contract; (ii) the value of any options cancelled, promised or granted pursuant to the stock option exchange program is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

9.	Neither my participation in the Agilent stock option exchange program nor this Election Agreement shall be construed so as to grant me any right to remain in the employ of Agilent or any of its subsidiaries and shall not interfere with the ability of my current employer to terminate my employment relationship at any time with or without cause (subject to the terms of my employment contract, if any).

10.	For the exclusive purpose of implementing, administering and managing my participation in the stock option exchange program, I hereby explicitly and unambiguously consent to the collection, receipt, use, retention and transfer, in electronic or other form, of my personal data as described in this document by and among, as applicable, my employer and Agilent and its subsidiaries. I understand that Agilent Technologies, Inc. and my employer hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Agilent, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in my favor, for the purpose of implementing, administering and managing the stock option exchange program (“Data”). I understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the stock option exchange program, that these recipients may be located in my country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than my country. I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local legal department representative. I authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing my participation in the offer to exchange, including any requisite transfer of such Data as may be required to a broker or other third party with whom I may elect to deposit any shares of stock acquired upon exercise of the new option (if granted). I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the stock option exchange program. I understand that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local legal department representative. I understand, however, that refusing or withdrawing my consent may affect my ability to participate in the offer to exchange. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local legal department representative.

11.	Regardless of any action that Agilent or a subsidiary of Agilent takes with respect to any or all income tax, social insurance, payroll tax or other tax-related withholding related to the exchange, including the cancellation/exchange of eligible options, the grant of new options, the exercise of new options and the sale of shares (“Applicable Withholdings”), I acknowledge that the ultimate liability for all Applicable Withholdings is and remains my sole responsibility. In that regard, I authorize Agilent and/or its subsidiaries to withhold all Applicable Withholdings legally payable by me from my wages or other cash payment paid to me by Agilent and/or its subsidiaries or from proceeds of the sale of shares. Alternatively, or in addition, if permissible under local law, Agilent may, in its discretion: (1) sell or arrange for the sale of shares of Agilent common stock that I acquire to meet the Applicable Withholding obligation; and/or (2) withhold in shares of Agilent common stock, provided that Agilent withholds only the amount of shares of Agilent common stock necessary to satisfy the minimum withholding amount. Finally, I agree to pay to Agilent or its subsidiary any amount of Applicable Withholdings that Agilent or its subsidiary may be required to withhold as a result of my participation in the stock option exchange program if Agilent does not satisfy the Applicable Withholding through other means

12.	The Offer Documents are incorporated herein by reference. The Offer Documents and this Election Agreement constitute the entire agreement between me and Agilent with respect to the subject matter hereof and supersede in their entirety all prior agreements (including stock option agreements relating to exchanged stock options) with respect to the subject matter hereof. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Delaware.

13.	I agree that participation in the Agilent stock option exchange program is governed by the terms and conditions set forth in the Offer Documents and this Election Agreement. I have received the Offer Documents. I agree to accept as binding, conclusive and final all decisions or interpretations of Agilent upon any questions relating to the stock option exchange and this Election Agreement.

14.	I acknowledge that by clicking on the “I Agree” button below, I agree to be bound by the electronic execution of this Election Agreement.

I Agree

If you need help, please contact the Mellon call center:
1-888-778-1312 (From within the US)
201-329-8467 (From outside the US, no charge to caller)

[Mellon Logo]
Mellon Investor Services

Agilent Technologies, Inc. Stock Option Exchange Program

To view the information below in another language please click on one of the following buttons:

Chinese (Simplified)	Chinese (Traditional)	Danish	Dutch	French	German
Italian	Japanese	Korean	Malay	Portuguese	Spanish

Election Agreement

For the countries of Australia, Canada, China, Denmark, Finland, Hong Kong, India, Ireland,
Israel, Korea, Malaysia, Mexico, New Zealand, Norway, Puerto Rico, Singapore, Sweden, Taiwan,
Thailand, United Kingdom, or United States.

[Pacific Time: Date and time]

[Employee Name] you have made the elections below. If this is correct click the Submit button below, if it is not, click the Change Election button below to modify your selections.

Make ONE Election
					New Grant if	for each eligible
Option Grants	Grant Date	Exercise Price	Options Granted	Options Outstanding	Exchanged	grant

Exchange

[Sample]						Do not Exchange

Ineligible

Required

Change Election

By clicking on the Submit button I have agreed to the Terms and Conditions of this Election Agreement:

Submit

If you need help, please contact the Mellon call center:

1-888-778-1312 (From within the US)

201-329-8467 (From outside the US, no charge to caller)

[Mellon Logo]
Mellon Investor Services